              Exhibit 99.1

            FOR IMMEDIATE RELEASE                                                       Contact:
Mike Van Handel
Manpower Inc.
+1.414.906.6305
michael.vanhandel@manpower.com

                                            Manpower Reports 1st Quarter 2009 Results

MILWAUKEE, WI, USA, April 21, 2009 – Manpower Inc. (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2009 were $2.3 million, or 3 cents per diluted share, compared to $75.5 million, or 94 cents per diluted share, a year earlier. Revenues for the first quarter were $3.6 billion, a decrease of 32% from the year earlier period, or a decrease of 22% in constant currency.

Included in the first quarter results is a reorganization charge of $6.9 million ($4.3 million after tax, or 6 cents per diluted share), primarily related to severances, office closures and consolidations. Currency changes had a negligible impact on net earnings in the quarter.

Jeffrey A. Joerres, Manpower Inc. Chairman and Chief Executive Officer, said, “The continued deterioration of the labor markets throughout the world has put pressure on our profitability. Our team has performed well in reducing our operating costs, while at the same time maintaining the appropriate geographical presence.

"In the U.S. and French markets, we have experienced revenue stability over the last five weeks, which is the longest string of revenue stability in the U.S. in four quarters. The European geography, in general, has declined and continued to do so throughout the first quarter.

"Our career transition and organizational consulting company, Right Management, had an outstanding quarter – assisting over 60,000 people worldwide to prepare for new careers while contributing significant earnings.

"We anticipate that, despite the difficult economic environment, we will maintain profitability in the second quarter.”

In conjunction with its first quarter earnings release, Manpower will broadcast its conference call live over the Internet on April 21, 2009 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry; creating and delivering services that enable its clients to win in the changing world of work. Founded in 1948, the $22 billion company offers employers a range of services for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting.  Manpower's worldwide network of 4,200 offices in 82 countries and territories enables the company to meet the needs of its 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. The focus of Manpower's work is on raising productivity through improved quality, efficiency and cost-reduction across their total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands:  Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management.  More information on Manpower Inc. is available at www.manpower.com.

Forward-Looking Statements
This news release contains statements, including statements regarding future profitability that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2008, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a)	$3,647.1	$5,386.6	-32.3%	-21.8%
Cost of services	2,977.3	4,418.9	-32.6%	-22.0%
Gross profit	669.8	967.7	-30.8%	-20.6%
Selling and administrative expenses	664.3	835.7	-20.5%	-9.3%
Operating profit	5.5	132.0	-95.8%	-92.7%
Interest and other expenses	11.9	11.3	4.6%
(Loss) earnings before income taxes	(6.4)	120.7	N/A	N/A
Provision for income taxes	(8.7)	45.2	N/A
Net earnings	$2.3	$75.5	-96.9%	-97.1%
Net earnings per share - basic	$0.03	$0.95	-96.8%
Net earnings per share - diluted	$0.03	$0.94	-96.8%	-96.8%
Weighted average shares - basic	78.1	79.5	-1.7%
Weighted average shares - diluted	78.3	80.3	-2.5%

(a) Revenues from services include fees received from our franchise offices of $5.1 million and $7.3 million for the three months ended March 31, 2009 and 2008, respectively.  These fees are primarily based on revenues generated by the franchise offices, which were $158.9 million and $304.0 million for the three months ended March 31, 2009 and 2008, respectively.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$373.8	$471.5	-20.7%	-20.7%
Other Americas	219.2	280.7	-21.9%	-5.2%
	593.0	752.2	-21.2%	-14.9%

France	956.9	1,734.0	-44.8%	-36.6%
EMEA:
Italy	220.4	401.2	-45.1%	-36.9%
Other EMEA	1,262.9	1,853.7	-31.9%	-14.3%
	1,483.3	2,254.9	-34.2%	-18.3%
Asia Pacific	425.2	464.1	-8.3%	-7.0%
Right Management	136.0	104.0	30.7%	43.4%
Jefferson Wells	52.7	77.4	-31.9%	-31.9%
	$3,647.1	$5,386.6	-32.3%	-21.8%
Operating Unit Profit:
Americas:
United States (b)	$(14.5)	$7.2	N/A	N/A
Other Americas	4.8	8.0	-40.3%	-30.2%
	(9.7)	15.2	N/A	N/A

France	1.0	54.0	-98.1%	-97.5%
EMEA:
Italy	1.4	29.1	-95.2%	-95.1%
Other EMEA	0.7	47.7	-98.6%	-94.1%
	2.1	76.8	-97.3%	-94.5%
Asia Pacific	12.1	13.3	-9.0%	-15.5%
Right Management	29.1	6.8	327.5%	352.3%
Jefferson Wells	(7.5)	(2.6)	N/A	N/A
	27.1	163.5
Corporate expenses	21.6	31.5
Operating profit	5.5	132.0	-95.8%	-92.7%
Interest and other expenses (c)	11.9	11.3
(Loss) earnings before income taxes	$(6.4)	$120.7

(a) Our segment reporting has been realigned due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas are aggregated into the Americas segment.  Italy and Other EMEA areaggregated into the EMEA segment. Historical amounts have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $2.0 million and $4.6 million for the three months ended March 31, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $94.9 million and $212.7 million for the three months ended March 31, 2009 and 2008, respectively.

(c) The components of interest and other expenses were:
	2009	2008
Interest expense	$13.1	$15.6
Interest income	(4.4)	(5.1)
Foreign exchange loss (gain)	0.5	(1.9)
Miscellaneous expenses, net	2.7	2.7
	$11.9	$11.3

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,001.0	$874.0
Accounts receivable, net	2,939.4	3,629.7
Prepaid expenses and other assets	152.5	119.9
Future income tax benefits	62.7	66.5
Total current assets	4,155.6	4,690.1
Other assets:
Goodwill and other intangible assets, net	1,376.7	1,388.1
Other assets	294.1	326.6
Total other assets	1,670.8	1,714.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	695.6	744.0
Less: accumulated depreciation and amortization	500.7	530.6
Net property and equipment	194.9	213.4
Total assets	$6,021.3	$6,618.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$890.9	$903.2
Employee compensation payable	170.1	213.2
Accrued liabilities	518.6	577.9
Accrued payroll taxes and insurance	459.7	617.5
Value added taxes payable	354.4	479.2
Short-term borrowings and current maturities of long-term debt	59.0	115.6
Total current liabilities	2,452.7	2,906.6
Other liabilities:
Long-term debt	794.6	837.3
Other long-term liabilities	367.3	390.5
Total other liabilities	1,161.9	1,227.8
Shareholders' equity:
Common stock	1.0	1.0
Capital in excess of par value	2,525.4	2,514.8
Retained earnings	1,203.5	1,201.2
Accumulated other comprehensive loss	(96.8)	(8.9)
Treasury stock, at cost	(1,226.4)	(1,224.3)
Total shareholders' equity	2,406.7	2,483.8
Total liabilities and shareholders' equity	$6,021.3	$6,618.2

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	Mar. 31
	2009	2008
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$2.3	$75.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	23.2	24.7
Deferred income taxes	2.0	(2.1)
Provision for doubtful accounts	6.6	7.3
Share-based compensation	4.1	8.9
Excess tax benefit on exercise of stock options	(0.1)	(0.1)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	566.3	28.6
Other assets	(41.5)	(3.6)
Other liabilities	(313.1)	(33.4)
Cash provided by operating activities	249.8	105.8
Cash Flows from Investing Activities:
Capital expenditures	(8.9)	(23.8)
Acquisitions of businesses, net of cash acquired	(10.6)	(0.8)
Proceeds from the sale of property and equipment	1.0	1.8
Cash used by investing activities	(18.5)	(22.8)
Cash Flows from Financing Activities:
Net (repayments) borrowings of short-term facilities and long-term debt	(55.5)	10.9
Proceeds from share-based awards	4.7	8.8
Excess tax benefit on exercise of stock options	0.1	0.1
Repurchases of common stock	-	(52.7)
Cash used by financing activities	(50.7)	(32.9)
Effect of exchange rate changes on cash	(53.6)	52.9
Change in cash and cash equivalents	127.0	103.0
Cash and cash equivalents, beginning of period	874.0	537.5
Cash and cash equivalents, end of period	$1,001.0	$640.5